UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2024

KINETIK HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Post Oak Blvd., Suite 300

Houston, Texas 77056

(Address of Principal Executive Offices and Zip Code)

(713) 621-7330

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024, the Compensation Committee of the Board of Directors of Kinetik Holdings Inc., a Delaware corporation (the “Company”), adopted the Kinetik Holdings Inc. Executive Severance Plan (the “Executive Plan”) and a form of participation agreement under the Executive Plan (the “Participation Agreement”) and the Kinetik Holdings Inc. Employee Severance Plan (the “Employee Plan”). The Company expects that all employees will participate in either the Executive Plan or the Employee Plan, as applicable.

Under the Executive Plan, upon certain terminations of the employment of a participant (each, a “Participant”) without cause or for good reason, the Participant may be eligible to receive the following severance payments or benefits, subject to such Participant’s execution of a release of claims and compliance with certain restrictive covenants:

•

A lump sum cash payment in an amount based on a Participant’s annualized base salary, target annual cash bonus, and such Participant’s years of service to the Company (with an enhanced amount payable in the event that such termination occurs in connection with a change in control);

•

A lump sum cash payment based on the prorated annual cash bonus for the year of termination based on the Company’s actual performance (which payment shall also be payable in the event of a termination due to death or disability);

•	Accelerated vesting of all unvested equity-based awards (for performance-based awards, based on the greater of target and actual performance); and

•

In certain circumstances, a lump sum cash payment for other employee benefits, including health coverage and the Company’s 401(k) plan contributions (in each case, for a certain number of months post-termination).

If the severance payments and benefits under the Executive Plan would trigger an excise tax for a Participant under Section 4999 of the Internal Revenue Code of 1986, as amended, such Participant’s severance payments and benefits will either be reduced to a level at which the excise tax is not triggered or paid in full (which would then be subject to the excise tax), whichever results in such Participant receiving a greater amount.

The foregoing descriptions of the Executive Plan and the Participation Agreement do not purport to be complete and are qualified in their entirety by reference to the Executive Plan and the Participation Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Kinetik Holdings Inc. Executive Severance Plan.

10.2	Form of Participation Agreement pursuant to the Kinetik Holdings Inc. Executive Severance Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIK HOLDINGS INC.

By:	/s/ Todd Carpenter
	Name:	Todd Carpenter
	Title:	General Counsel, Assistant Secretary, and Chief Compliance Officer

Date: March 5, 2024